Exhibit 10.1

TRADEMARK TRANSFER AND ASSIGNMENT AGREEMENT

The parties to this Agreement are Execute Sports, Inc., Pacific Sports Group, Inc., (collectively “Seller”) and Duane Pacha and Jeff Baughn (“Buyers”).

RECITALS

1. Seller intends to sell and Buyers intend to buy the ACADEMY SNOWBOARD CO. trademark (the “the Brand”). Presently, the Brand is owned by Pacific Sports Group, Inc., a corporation and a subsidiary of Execute Sports, Inc., a corporation.

2. The parties have determined to transfer the Brand to Sellers in exchange for the assignment of certain debts that are associated with the Brand. The parties executed a Letter of Intent expressing their intent to transfer the Brand and assign the debts. This agreement is the Definitive Agreement mentioned in the Letter of Intent.

TERMS

3. Seller hereby transfers all right, title, interest and good will in the Brand, including the ACADEMY SNOWBOARD CO. and ACADEMY trademarks and the associated Academy logo, (including the California Trademark Registration No. 110867) and their goodwill, and all associated domain names and in particular the domain www.academysnowboards.com, trades secrets and copyrights and their goodwill. The parties shall execute such documents as necessary to effect the full transfer of all rights to the Brand to Buyers.

4. Seller shall also, as part of the consideration for the transfer of the Brand, assign to Buyers, certain of Seller’s accounts payable and accounts receivable. No cash shall be exchanged for the sale of the Brand to Buyers. Attached to this agreement as Exhibit A is a list all of Seller’s accounts receivable that Seller shall assign to Buyers. Attached to this agreement, as Exhibit B is a list of all of Seller’s accounts payable for which Buyers shall assume the obligation to pay. Only those accounts payable and accounts receivable listed in Exhibits A and B are to be assumed by Buyers. Seller and Buyers shall notify all third parties affected by the assignment of rights and obligations under this Agreement.

EXECUTION AND ENFORCEMENT

5. This Agreement and each of its provisions shall be binding on the heirs, executors, administrators, successors, successors in interest and assigns of each of the parties hereto.

6. This instrument constitutes the sole and only agreement between the parties. This instrument correctly sets forth the rights, duties and obligations of each party to the other party. Any prior agreements, promises, negotiations, or representations concerning the subject matter of this Agreement not expressly set forth hereinabove are no longer of any force and effect.

7. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

8. This Agreement has been negotiated and entered into in the County of Orange, State of California, and shall be governed by, construed and enforced in accordance with the internal laws of the State of California, applied to contracts made in California by California domiciliaries to be wholly performed in California. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.

9. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof. This Agreement may be amended only by a written agreement executed by the parties in interest at the time of the modification.

10. This Agreement constitutes the entire agreement between the parties hereto pertaining to the purchase of the Brand and the transfer of the rights and obligations regarding the accounts receivables and accounts payable that is the subject of this Agreement, fully supersedes any and all prior understandings, representations, warranties and agreements between the parties, or any of then, pertaining to the purchase of the Brand. This Agreement may be modified only by written agreement signed by all of the parties hereto.

11. If any provision or any part of any provision of this Agreement shall for any reason be held to be invalid, unenforceable or contrary to public policy or any law, then the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

12. In the event any action or proceeding is brought to enforce this Agreement or arising therefrom, the prevailing party shall be entitled to reasonable attorneys' fees and costs in addition to all other relief for which the party or those parties may be entitled.

13. Each party shall indemnify the other party as follows.

a. Buyers covenant and agree to indemnify and hold harmless Seller, its parents, subsidiaries and affiliated companies and the officers, directors, agents and employees of the foregoing for, from and against any and all losses, claims, causes of action, damages, expenses, judgments, awards, petitions, demands, costs and liabilities of any type, joint or several, to which Seller or any of them may become subject (including its reasonable attorneys’ fees and court costs) directly or indirectly, arising after the execution of this Agreement, on account of: (i) the design, manufacture, sale, distribution, advertising, and promotion of any products marked with the Brand which are designed, manufactured, sold, distributed, advertised, and promoted by Buyers after the execution of this Agreement; (ii) any act or omission of Buyers or their agents, employees, independent retailers, wholesalers, sales agents or distributors other than those actions of Buyers undertaken in their capacity as employees, officers, agents, and/or directors of Seller and/or Pacific Sports Group, Inc.; (iii) any breach or claimed breach of this Agreement or activity relating thereto by Buyers or any of their independent retailers, wholesalers, sales agents or distributors; and (iv) any of the debt obligations of Seller that are assumed by Buyers; (v) and any representations that Buyers may make or have made regarding the Brand, the debts and assigned receivables assigned under this Agreement, and/or Seller, and any contracts and understandings that might arise regarding Buyers’ use of the Brand.

b. Seller covenants and agrees to indemnify and hold harmless Buyers, their successors in interest, parents, subsidiaries and affiliated companies and the officers, directors, agents and employees of the foregoing for, from and against any and all losses, claims, causes of action, damages, expenses, judgments, awards, petitions, demands, costs and liabilities of any type, joint or several, to which Buyers or any of them may become subject (including their reasonable attorneys’ fees and court costs) directly or indirectly on account of: (i) the design, manufacture, sale, distribution, advertising, and promotion of any products marked with the Brand which are designed, manufactured, sold, distributed, advertised and promoted by Seller; (ii) any act or omission of Seller or its agents, employees, independent retailers, wholesalers, sales agents or distributors; (iii) any breach or claimed breach of this Agreement or activity relating thereto by Seller or any of its independent retailers, wholesalers, sales agents or distributors; and (iv) any debt obligations of Seller or Pacific Sports Group, Inc. that are not explicitly assumed by Buyers in this Agreement; (v) and any representations that Seller may make or has made regarding the Brand and/or Buyers, and any contracts and understandings that might arise regarding Sellers’ use of the Brand.

14. Seller shall cooperate with Buyer in the collection of any accounts receivable assigned by Seller to Buyer under this Agreement.

15. Any notice required or permitted between the parties shall be delivered in person or sent by overnight delivery service, or certified mail, return receipt requested, postage and fees prepaid in all cases to addresses of the parties listed below.

/s/ Jeff Baughn
Jeff Baughn

/s/ Duane Pacha
Duane Pacha

Execute Sports, Inc.

By: /s/ Geno Apicella
Its: Chief Executive Officer